EXHIBIT 32.2

  CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

The certification set forth below is being furnished to the Securities and Exchange Commission solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 and with Section 1350 of Chapter 63 of Title 18 of the United States Code. Mark T. Daniels, the Secretary, Treasurer and Principal Accounting Officer of Tactical Air Defense Services ,Inc. hereby certifies that:

1. the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Tactical Air Defense Services, Inc.

Date: November 13, 2006                             TACTICAL AIR DEFENSE SERVICES, INC., Registrant

                                            /s/ Mark T. Daniels

                                           By: Mark T. Daniels, Secretary, Treasurer and Principal Accounting Officer